Exhibit 5.1

TAGLaw International Lawyers

August 31, 2018

Twin Disc, Incorporated

1328 Racine Street

Racine, Wisconsin 53403

Re: Registration Statement on Form S-3 Filed by Twin Disc, Incorporated

Ladies and Gentlemen:

We have acted as counsel to Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about August 31, 2018. Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) shares of common stock of the Company, no par value (the “Common Stock”); (ii) shares of preferred stock of the Company, no par value (the “Preferred Stock”); and (iii) securities warrants to purchase Common Stock or Preferred Stock (the “Warrants”). The Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities.” The maximum aggregated public offering price of the Securities being registered by the Company is $100,000,000.00.

The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements. The Warrants may be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein (each, a “Warrant Agent”). With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or any related applicable Prospectus or Prospectus Supplement, other than as expressly stated herein with respect to the issuance of any Securities.

In our capacity as counsel to the Company, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Common Stock in accordance with the Company’s amended and restated articles of incorporation (the “Articles of Incorporation”) and bylaws, as amended (the “Bylaws”) and the Wisconsin Business Corporation Law (the “WBCL”), which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case, against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

2.

Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, the Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modifications, at all times at which such Preferred Stock is offered and sold by the Company; (ii) articles of amendment to the Articles of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered shall have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or such Preferred Stock shall have been issued without certificates, in either case, against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

3.

The Warrants of each series thereof will be duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, Bylaws and the WBCL, which action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (iii) any and all actions required under the WBCL to validly issue the Common Stock or Preferred Stock issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, as in effect on the date on which the SEC declares the Registration Statement effective (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. With respect to the third opinion above, we have assumed that any Warrant Agreement will be governed by Wisconsin law. The foregoing opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof.

Our opinions are also subject to the following exceptions, limitations and qualifications:

(i)	the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and

(ii)

the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

We express no opinion concerning the enforceability of:

(a)	provisions providing for indemnification, exculpation or contribution;

(b)	any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy;

(c)

provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty;

(d)	consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief;

(e)	provisions for exclusivity, election or cumulation of rights or remedies;

(f)	provisions authorizing or validating conclusive or discretionary determinations; or

(g)	compliance with laws relating to permissible interest rates.

The foregoing opinion assumes that at, or prior to, the time of delivery of any such Security:

(i)	the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

(ii)

any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement; and

(iii)

none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, from the Effective Date to the date of the issuance and delivery of any such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.

Very truly yours,

von BRIESEN & ROPER, s.c.

/s/ von Briesen & Roper, s.c.